EXHIBIT 10.2

                                                                  Enclosure # 1.

                                 PROMISSORY NOTE

FOR THE VALUE RECEIVED, being Eight Hundred Seventy-Five Thousand Nine Hundred Twenty Dollars ($875,920), delivery and receipt which is hereby acknowledged this seventh day of November 2003, Medical Staffing Solutions, Inc./TeleScience ..International, Inc. (TIT) located at 8150 Leesburg Pile, Suite 1200, Vienna, VA 22182, hereby agrees and promises to pay to the order of B.B. Sahay, of 1398
Park Lake Drive, Reston, VA 20190, the said amount together with no interest per annum at the end of twelve months from the date of execution of this note. That is, the value of this note at maturity on November 7, 2004 will be Eight Hundred Seventy Five Thousand Nine Hundred Twenty Dollars ($875,920).

If this note is not paid at the maturity pursuant to its terms, the Holder of the Note is entitled to all remedies at law, together with costs of collection and suit and reasonable attorney's fees.

This Note shall be construed in accordance with the laws of the State of Virginia.


                                        By:
-----------------------------------        -------------------------------------
           (Date)                          B.B. Sahay
                                           Medical Staffing Solutions, Inc./
                                           TeleScience International. Inc.
                                           (Company)